Kayne Anderson Energy Development Company Announces Results for the Fiscal Year Ended November 30, 2008

HOUSTON, TX -- (Marketwire - February 09, 2009) - February 9, 2009 - (NYSE: KED) Kayne Anderson Energy Development Company (the "Company") today announced its financial results for the fiscal year ended November 30, 2008.

HIGHLIGHTS

--  Net asset value: previously disclosed unaudited NAV of $14.87 has been revised to $16.10 per share
--  The Company paid its quarterly dividend of $0.35 per share
--  Net investment loss for fiscal 2008: $3.5 million
--  Net realized gain for fiscal 2008: $7.5 million
--  Net unrealized losses for fiscal 2008: $70.8 million

"Fiscal 2008 was a difficult year due to challenges in the financial markets and commodity markets and the onset of a global recession. While we expect that fiscal 2009 will present challenges as well, we are optimistic that our portfolio is well positioned to benefit from an upturn in the financial markets and commodity markets," stated Kevin S. McCarthy, Chairman and CEO of the Company. "In spite of the challenges we faced in 2008, we were pleased to have maintained a strong balance sheet and deliver over $1.60 per share of dividends to our shareholders over the last twelve months."

NET ASSET VALUE

As of November 30, 2008, the Company's NAV was $162.7 million or $16.10 per share. This represents an increase of $1.23 per share compared to the unaudited NAV that the Company announced on January 9, 2009. The principal reason for the increase is a positive adjustment to our valuation allowance for deferred tax assets and a change to the estimated post-closing adjustment related to the sale of Millennium Midstream Partners, L.P. ("Millennium").

In our unaudited NAV that was announced on January 9, 2009, the Company included a valuation allowance of $12.9 million or $1.27 per share on the Company's deferred tax asset. The valuation allowance was based on the amount of deferred tax assets that we estimated could be utilized within three years and our belief that this methodology was consistent with industry practice. During the audit of the Company's financial statements, we were able to demonstrate, after weighing all of the objective evidence, that it was more likely than not that the Company would be able to utilize its entire deferred tax asset prior to its expiration. This threshold is established under the Statement of Financial Accounting Standard No. 109, "Accounting for Income Taxes." As such, we were required to reverse the previously announced valuation allowance.

The Company also changed its estimated post-closing working capital adjustment related to its sale of Millennium, which reduced NAV by $0.4 million or $0.04 per share. This change in estimate is based on information that became available to Millennium in January 2009, and generally accepted accounting principles require that this type of subsequent event be reflected in the financial statements as of November 30, 2008.

PORTFOLIO AND INVESTMENT ACTIVITY

As of November 30, 2008, the Company had long-term investments of $182.3 million. The Company's long-term investments consisted of 57 portfolio companies, which were comprised of approximately 51% in private MLPs, 33% in public MLPs and 16% in fixed income securities.

Our percentage invested in public MLPs at November 30, 2008 is greater than our targeted range because such percentage includes 1.6 million unregistered common units of Eagle Rock Energy Partners, L.P., which were received as partial consideration for the sale of our interest in Millennium. Over time, the Company intends to rotate out of certain public MLPs and into additional private MLPs as attractive investment opportunities arise.

RESULTS OF OPERATIONS - QUARTER ENDED NOVEMBER 30, 2008

Investment income was $1.3 million and consisted primarily of interest income on fixed income investments and short-term investment in repurchase agreements. The Company received $4.2 million of cash dividends and distributions, of which $3.6 million was treated as a return of capital.

Operating expenses were $2.4 million, including $1.1 million of base investment management fees; $0.7 million for interest expense and $0.6 million for other operating expenses. Base investment management fees were equal to an annual rate of 1.75% of average total assets.

Net investment loss was $0.7 million and included $0.5 million of deferred income tax benefit.

Net realized gains were $9.3 million, which consisted of a $16.1 million gain related to the sale of Millennium that was partially offset by net realized losses of $1.3 million and a deferred income tax expense of $5.5 million.

Net unrealized losses were $65.8 million, which consisted of $104.5 million of unrealized losses from investments net of a deferred income tax benefit of $38.7 million.

The Company's net decrease in net assets resulting from operations for the period was $57.3 million. This decrease is composed of the net unrealized losses of $65.8 million; net realized gains of $9.3 million and a net investment loss of $0.7 million as noted above.

RESULTS OF OPERATIONS - YEAR ENDED NOVEMBER 30, 2008

Investment income was $7.0 million and consisted primarily of interest income on fixed income investments and short-term investments in repurchase agreements. The Company received $18.5 million of cash dividends and distributions, of which $16.4 million was treated as a return of capital.

Total operating expenses were $12.6 million, including $5.1 million of base investment management fees; $4.3 million for interest expense and $2.4 million for other operating expenses. Base investment management fees were equal to an annual rate of 1.75% of average total assets.

Net investment loss was $3.5 million and included $2.2 million of deferred income tax benefit.

Net realized gains were $7.5 million, which consisted of a $16.1 million gain related to the sale of Millennium that was partially offset by net realized losses of $4.2 million and a deferred income tax expense of $4.4 million.

Net unrealized losses were $70.8 million, which consisted of $106.4 million of unrealized losses from investments net of a deferred income tax benefit of $39.4 million; and a deferred income tax expense of $3.8 million relating to the Company's conversion from a regulated investment company, or RIC, to a taxable corporation, effective December 1, 2007.

LIQUIDITY AND CAPITAL RESOURCES

As of November 30, 2008, the Company had approximately $6.3 million invested in short-term repurchase agreements. The repurchase agreements are collateralized by U.S. Treasury notes.

As of November 30, 2008, the Company had $57.0 million borrowed under its senior secured credit facility at an interest rate of 4.25% and, as of that date, had a borrowing base of $71.1 million. The maximum amount that the Company can borrow under its credit facility is limited to the lesser of the commitment amount of $100 million or its borrowing base. As of February 5, 2009, the Company had $57.0 million of borrowings at an interest rate of 1.66% and its borrowing base was $69.2 million.

DIVIDENDS/DISTRIBUTIONS

On January 29, 2009, the Company paid its dividend/distribution of $0.35 per share for the quarter ended November 30, 2008.

GUIDANCE

Based on the Company's portfolio of investments and average yields on those investments as of November 30, 2008, we estimate dividends, distributions, and interest income will be approximately $5.6 million per quarter. Such estimate does not reflect any changes in cash distributions made by MLPs or changes in interest rates based on the movement in LIBOR rates since November 30, 2008.

                                     Amount        Average
                                    Invested       Annual
     Portfolio Category          ($ in millions)  Yield(1)(2)
                                 -------------- -------------
Private MLPs                     $         92.1          10.7%
                                 -------------- -------------
Public MLPs and MLP Affiliates   $         60.9          16.2%
                                 -------------- -------------
Fixed Income(3)                  $         20.0          13.4%
                                 -------------- -------------
Repurchase Agreements(4)         $          2.8           0.3%
                                 -------------- -------------

(1) Average yields include return of capital distributions. Return of capital distributions are reported as a reduction to gross dividends and distributions to arrive at net investment income reported under generally accepted accounting principles.

(2) Average yields for Public MLPs and MLP Affiliates are based on the most recently declared distributions as of November 30, 2008.  Amount invested and average yields for Private MLPs are based on
    November 30, 2008 valuations and distribution rates.

(3) The amount invested and average yield excludes the Company's ProPetro investment (the Company does not anticipate receiving cash interest payments during fiscal 2009 on this investment). The average yield includes amortization of the purchase price discount, as reported on the Company's income statement.

(4) Includes repurchase agreements at November 30, 2008 less Q4 2008 dividend/distribution of $3.5 million.

Base Management Fees and Other Operating Expenses -- Base management fees are estimated to be approximately $0.8 million per quarter. Other operating expenses are estimated to be approximately $0.6 million a quarter.

Interest Expense -- Based on $57.0 million borrowed under the Company's senior secured credit facility as of November 30, 2008, interest expense is estimated to be approximately $0.5 million per quarter assuming a LIBOR rate of 1.90%.

The Company does not provide guidance on realized gains or incentive management fees.

Payment of future dividends/distributions is subject to approval by the Company's Board of Directors, as well as meeting the covenants of the Company's revolving credit facility. Should market conditions deteriorate further and/or interest income or distributions from the Company's investments be less than expectations, the Company will determine the appropriate dividend/distribution rate at that time.

CONFERENCE CALL

The Company will host a conference call at 4 p.m., Central time, on Monday, February 9, 2009 to discuss its results. All interested parties are welcome to participate. You can access the conference call by dialing (877) 563-8315 approximately 5-10 minutes prior to the call. International callers should dial (706) 679-4383. All callers should reference "Conference ID # 82200729." For the convenience of the Company's stockholders, an archived replay of the call will be available on the Company's website (http://www.kaynefunds.com/webcasts.htm).

AVAILABLE INFORMATION

The Company's filings with the Securities and Exchange Commission, press releases and other financial information are available on the Company's website at www.kaynefunds.com.

                KAYNE ANDERSON ENERGY DEVELOPMENT COMPANY
             CONSOLIDATED STATEMENT OF ASSETS AND LIABILITIES
          (amounts in 000's, except share and per share amounts)

                                                 November 30,  November 30,
                                                    2008          2007
                                                  -----------  -----------
ASSETS
  Investments, at fair value:
  Non-affiliated (Cost -- $188,740 and $188,941,
   respectively)                                  $   110,635  $   198,811
  Affiliated (Cost -- $83,351 and $121,172,
   respectively)                                       71,649      127,891
  U.S. Treasury Bills, at fair value (Cost -- $0
   and $14,251, respectively)                              --       14,250
  Repurchase agreements (Cost -- $6,325 and
   $10,769, respectively)                               6,325       10,769
                                                  -----------  -----------
  Total investments (Cost -- $278,416 and
   $335,133, respectively)                            188,609      351,721
  Deposits with brokers                                   123          121
  Deferred income tax asset                            31,370           --
  Receivable for securities sold                          688          766
  Interest, dividends and distributions
   receivable, net                                        403        1,515
  Debt issuance costs, prepaid expenses and other
   assets                                                 981        1,264
                                                  -----------  -----------
   Total Assets                                       222,174      355,387
                                                  -----------  -----------

LIABILITIES
  Senior secured revolving credit facility             57,000       85,000
  Treasury secured revolving credit facility               --       14,000
  Payable for securities purchased                         60        6,967
  Investment management fee payable                     1,074        1,355
  Current income tax payable                              100           --
  Accrued directors’ fees and expenses                     76           78
  Accrued expenses and other liabilities                1,177          863
  Deferred tax liability                                   --        1,991
                                                  -----------  -----------
   Total Liabilities                                   59,487      110,254
                                                  -----------  -----------
NET ASSETS                                        $   162,687  $   245,133
                                                  ===========  ===========

NET ASSETS CONSIST OF
  Common stock, $0.001 par value (200,000,000
   shares authorized at November 30, 2008 and
   2007; 10,102,986 and 10,050,446 shares issued
   and outstanding at November 30, 2008 and
   November 30, 2007, respectively)               $        10  $        10
  Paid-in capital                                     215,953      231,535
  Accumulated net investment loss, net of income
   taxes, less dividends                               (3,942)        (409)
  Accumulated net realized gains (losses) on
   investments, net of income taxes                     7,464          (19)
  Net unrealized gains (losses) on investments,
   net of income taxes                                (56,798)      14,016
                                                  -----------  -----------
NET ASSETS                                        $   162,687  $   245,133
                                                  ===========  ===========

NET ASSET VALUE PER SHARE                         $     16.10  $     24.39
                                                  ===========  ===========

                KAYNE ANDERSON ENERGY DEVELOPMENT COMPANY
                   CONSOLIDATED STATEMENT OF OPERATIONS
                            (amounts in 000’s)

                                For the Three Months   For the Year Ended
                                 Ended November 30,       November 30,
                                --------------------  --------------------
                                   2008      2007       2008       2007
                                ---------  ---------  ---------  ---------
INVESTMENT INCOME
  Income
   Dividends and Distributions:
    Non-affiliated investments  $   1,798  $   1,770  $   8,274  $   4,306
    Affiliated investments          2,365      2,264     10,197      4,879
                                ---------  ---------  ---------  ---------
     Total dividends and
      distributions                 4,163      4,034     18,471      9,185
   Return of capital               (3,566)    (4,086)   (16,410)    (8,711)
                                ---------  ---------  ---------  ---------
   Net dividends and
    distributions                     597        (52)     2,061        474
                                ---------  ---------  ---------  ---------
   Interest:
    Non-affiliated investments        657      2,567      4,539     10,251
    Affiliated investments             --        363        373        771
                                ---------  ---------  ---------  ---------
     Total interest                   657      2,930      4,912     11,022
                                ---------  ---------  ---------  ---------
   Total investment income          1,254      2,878      6,973     11,496
                                ---------  ---------  ---------  ---------

  Expenses
   Base investment management
    fees                            1,074      1,411      5,126      4,839
   Incentive investment
    management fees                    --         59         --         59
   Bad debt expense                    --         --        830         --
   Professional fees                  266        321        985      1,028
   Directors’ fees                     76         76        316        286
   Administration fees                 59         57        261        230
   Insurance                           38         38        151        155
   Custodian fees                      20         19         81         72
   Other expenses                     127        106        568        401
                                ---------  ---------  ---------  ---------
    Total Expenses -- Before
     Base Investment Management
     Fee Waivers and Interest
     Expense                        1,660      2,087      8,318      7,070
   Base investment management
    fee waivers                        --       (115)        --     (1,088)
   Interest expense                   716      1,545      4,265      2,489
                                ---------  ---------  ---------  ---------
    Total Expenses                  2,376      3,517     12,583      8,471
                                ---------  ---------  ---------  ---------
     Net Investment Income
      (Loss) -- Before Income
      Taxes                        (1,122)      (639)    (5,610)     3,025
     Current income tax expense      (100)        --       (100)        --
     Deferred income tax
      benefit                         495        250      2,178        581
                                ---------  ---------  ---------  ---------
     Net Investment Income
      (Loss)                         (727)      (389)    (3,532)     3,606
                                ---------  ---------  ---------  ---------

REALIZED AND UNREALIZED GAINS
 (LOSSES)
  Net Realized Gains (Losses)
   Investments                     14,763      1,979     11,912      5,523
   Foreign currency
    transactions                       --         --        (30)        --
   Deferred income tax expense     (5,471)        --     (4,399)        --
                                ---------  ---------  ---------  ---------
    Net Realized Gains              9,292      1,979      7,483      5,523
                                ---------  ---------  ---------  ---------
  Net Change in Unrealized
   Gains (Losses)
   Investments                   (104,543)     1,507   (106,395)     8,823
   Foreign currency
    translations                       (7)        --         (4)        --
   Deferred income tax benefit
    (expense)                      38,707     (1,672)    39,395     (2,572)
   Deferred income tax benefit
    (expense) -- conversion to
    a taxable corporation              18         --     (3,810)        --
                                ---------  ---------  ---------  ---------
    Net Change in Unrealized
     Gains (Losses)               (65,825)       165    (70,814)     6,251
                                ---------  ---------  ---------  ---------
     Net Realized and
      Unrealized Gains (Losses)   (56,533)     1,814    (63,331)    11,774
                                ---------  ---------  ---------  ---------

NET INCREASE (DECREASE) IN NET
 ASSETS RESULTING FROM
 OPERATIONS                     $ (57,260) $   1,425  $ (66,863) $  15,380
                                =========  =========  =========  =========

The Company is a non-diversified, closed-end investment company that elected to be treated as a business development company under the Investment Company Act of 1940. The Company's investment objective is to generate both current income and capital appreciation primarily through equity and debt investments. The Company will seek to achieve this objective by investing at least 80% of its net assets together with the proceeds of any borrowings (its "total assets") in securities of companies that derive the majority of their revenue from activities in the energy industry, including: (a) Midstream Energy Companies, which are businesses that operate assets used to gather, transport, process, treat, terminal and store natural gas, natural gas liquids, propane, crude oil or refined petroleum products; (b) Upstream Energy Companies, which are businesses engaged in the exploration, extraction and production of natural resources, including natural gas, natural gas liquids and crude oil, from onshore and offshore geological reservoirs; and (c) Other Energy Companies, which are businesses engaged in owning, leasing, managing, producing, processing and sale of coal and coal reserves; the marine transportation of crude oil, refined petroleum products, liquefied natural gas, as well as other energy-related natural resources using tank vessels and bulk carriers; and refining, marketing and distributing refined energy products, such as motor gasoline and propane to retail customers and industrial end-users.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS: This press release contains "forward-looking statements" as defined under the U.S. federal securities laws. Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "project," "will" and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to materially differ from the Company's historical experience and its present expectations or projections indicated in any forward-looking statement. These risks include, but are not limited to, changes in economic and political conditions; regulatory and legal changes; energy industry risk; commodity pricing risk; leverage risk; valuation risk; non-diversification risk; interest rate risk; tax risk; and other risks discussed in the Company's filings with the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to publicly update or revise any forward-looking statements made herein. There is no assurance that the Company's investment objectives will be attained.

Contact:
KA Fund Advisors, LLC
Monique Vo, 877-657-3863
http://www.kaynefunds.com/